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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 15, 2005
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-31257 (Commission File Number)	84-1421844 (IRS Employer Identification No.)
380 Interlocken Crescent, Broomfield, Colorado 80021 (Address of principal executive offices, including Zip Code)
(720) 558-8000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—Entry into a Material Definitive Agreement

        On April 4, 2005, McDATA Corporation ("McDATA" or the "Company") disclosed in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission, that it had received formal notification from Sanmina-SCI Corporation ("SSCI"), a contract manufacturer for certain of McDATA's networking products, that SSCI intended to terminate its Manufacturing and Purchasing Agreement, dated March 1, 2003, with McDATA on March 1, 2005. Subsequently, the parties extended that agreement until April 15, 2005 to allow time for negotiation of a new agreement.

        On April 14, 2005, McDATA and SSCI entered into a new Manufacturing Services Agreement (the "2005 Agreement") pursuant to which SSCI will continue to be a contract manufacturer for certain of McDATA's networking products. The 2005 Agreement has an initial term of 2 years and then automatically renews year to year unless one of the parties provides at least 90 days prior written notice to the other party. The 2005 Agreement contains other standard commercial terms regarding the contract manufacturing of certain McDATA products.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President and General Counsel

Dated: April 15, 2005

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  ITEM 1.01—Entry into a Material Definitive Agreement
SIGNATURE